2ND QUARTER 2002
Report to Shareholders
Thistle Group Holdings, Co.


Letter to Shareholders

We are pleased to report the following update on Thistle Group Holdings, Co., and its principal subsidiary Roxborough Manayunk Bank (RMB) for the second quarter ended June 30, 2002.

SECOND QUARTER RESULTS
----------------------

The Company and Bank continue to successfully execute our Plan of core deposit growth and loan originations. Net income for the quarter was $1.1 million or $.19 diluted earnings per share versus $1.1 million or $.17 diluted earnings per share for the same period of the prior year. On August 23, 2002, the Company filed with the Securities and Exchange Commission, an amended form 10Q for the quarter ended June 30, 2002 to reclassify its investment securities portfolio held to maturity to available for sale. As a result of this reclassification, total assets and shareholders' equity as of June 30, 2002 increased $593,000 and $391,000, respectively. However, there was no change to net income and basic and diluted earnings per share for the three and six months ended June 30, 2002.

FRANCHISE GROWTH
----------------

Our newest Banking Offices located in the Northern Liberties section of Philadelphia and Flourtown, Montgomery County, have quickly established a strong community banking presence, building retail and commercial relationships through advertising, event participation and other business development activities. These newest Banking Offices have generated more than $15 million in new deposits year to date, exceeding our initial deposit growth targets for each location.

Our growing network of Banking Offices, combined with on-going training, marketing and incentive initiatives have produced record deposit growth. In accordance with our Plan, this deposit growth was fueled entirely by the collection of checking, money market and savings accounts (core deposits). Although certificates of deposit remained flat, we are focused on retaining and extending the relationships in this portfolio. Total deposits at June 30, 2002 exceeded $466 million, up $49 million from a year ago and $35 million year to date.

Our lending group continues to perform at an outstanding pace, originating $43 million in new loans for the quarter and $87 million year to date. In spite of $21 million in repayments this quarter due to the extended low interest rate environment, net loans are up $13 million or 4.7% for the quarter and $32 million or 12.6%, year to date. Outstanding loans total $292 million compared to $259 million at December 31, 2001.

CAPITAL MANAGEMENT
------------------

In addition to declaring our regular quarterly cash dividend of $.08 per share, we successfully completed an Issuer Tender Offer in June resulting in the repurchase of 1,129,000 shares of stock at levels acretive to earnings per share and book value. The completion of the Issuer Tender Offer resulted in a 17% decrease in outstanding common shares. We plan to continue to repurchase stock as capital market opportunities arise.

Finally, during the quarter ended June 30, 2002, the Bank foreclosed on one non-performing commercial real estate loan and transferred the balance of this $2.8 million loan to real estate owned. This loan balance represented the Bank's participation interest in this loan. Upon the transfer to real estate owned, the Bank did not incur any additional loss. As lead lender, the Bank is actively marketing this asset for sale.

LOOKING  AHEAD
--------------

We remain committed to our Basic Banking Plan. Our growth in core deposits and loans demonstrates our success to date, as we strive to promote RMB as a service-oriented organization offering a full range of competitive banking products. During the third quarter, we will begin construction of our 14th Banking Office in Havertown, Delaware County, PA. Havertown represents an exceptional opportunity to enhance our footprint in an established market, positioning the Bank to expand upon existing relationships and attract new retail and commercial business in markets with which we are familiar.

We regularly address the execution of our Plan for core deposit growth and loan origination. We continually measure the results and recognize the margins on our core banking business are expanding (i.e., yield on loans vs. cost of deposits). Earnings, however, have not yet reflected these efforts primarily due to the structure of the Bank's Federal Home Loan Bank (FHLB) advances. $175 million in FHLB advances have not experienced the dramatic roll down or reduction in cost (the option to "call" or re-price advances rests with the FHLB) as have the Bank's retail funding sources such as certificates of deposits, money market and savings accounts. As stated previously, Management will continue to position portfolios to mitigate interest rate risk and generate returns. Given a continued low interest rate environment, overall margins will remain under pressure. Management is confident that its cautious approach to portfolio management and interest rate risk will enable the Bank and Company to achieve steady earnings and earnings per share over varying interest rate environments.

In addition to protracted low interest rates, the second quarter has produced some of the most unsettling financial distractions in recent history. Clearly investor confidence has diminished, and the overall economy remains marginal. Given this, your Company continues to grow, producing returns and building franchise value. Management is focused on traditional financial measures, such as cash flow, earnings and earnings per share, as they relate to long term growth. The continued ability to reward shareholders with dividends while capital appreciation accumulates should provide added investor confidence during these volatile times.

As always, your Board of Directors and Management remain invested, side by side, with all shareholders, committed to the profitable growth of our Company.

Thank you for your continued support.

Sincerely,


/s/John F. McGill, Jr.
John F. McGill, Jr.
Chairman and Chief Executive Officer

THISTLE GROUP HOLDINGS, CO.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(IN THOUSANDS)

                                         June 30, 2002             Dec. 31, 2001
                                         -------------             -------------
ASSETS
Cash and cash equivalents                   $  31,192                $  22,723
Investments                                    68,164                   79,902
Mortgage-backed securities                    303,389                  299,216
Trading securities                             47,711                   14,261
Loans receivable (net of allowance
  for loan losses of $2,023 and $2,511)       291,795                  259,220
Other assets                                   49,696                   45,086
                                             --------                 --------
    TOTAL ASSETS                             $791,947                 $720,408
                                             ========                 ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits                                     $466,258                 $431,583
Borrowings                                    176,884                  177,884
Other liabilities                              64,869                   25,486
                                             --------                 --------
    TOTAL LIABILITIES                         708,011                  634,953
                                             --------                 --------
Company-obligated manditorily redeemable
    preferred securities of a subsidiary
    trust holding solely junior
    subordinated debentures of the Company:    10,000
Stockholders' Equity:                          73,936                   85,455
                                             --------                 --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $791,947                 $720,408
                                             ========                 ========


SELECTED FINANCIAL DATA

                                                 For the Three Months   For the Six Months
                                                    Ended June 30,         Ended June 30,
                                                 --------------------   -------------------
                                                   2002      2001        2002      2001
                                                 -------    ------      ------    ------


OPERATING RESULTS:
Net interest income                                $4,858   $4,243      $9,557   $8,738
Net income                                          1,135    1,145       2,127    2,121

PER SHARE DATA:
Basic earnings per share                           $ 0.19   $ 0.17      $ 0.35   $ 0.32
Diluted earnings per share                           0.19     0.17        0.35     0.32
Dividends                                            0.08     0.07        0.16     0.14
Tangible Book Value                                 12.41    11.31       12.41    11.31

SELECTED RATIOS:
Return on average assets                             0.56%    0.64%       0.58%    0.61%
Return on average equity                             4.94     5.28        4.93     4.89
Non-performing assets as a percentage of assets      0.32     0.42        0.32     0.42
Net interest margin                                  2.82     2.56        2.91     2.66


For further information regarding the results of our second quarter ended June 30, 2002 please refer to our amended Form 10Q filed with the Securities and Exchange Commission on August 23, 2002. The amended Form 10Q is available at http://www.sec.gov.

Statements contained in this report which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.



THISTLE GROUP HOLDINGS, CO.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS)

                                                 For the Three Months   For the Six Months
                                                    Ended June 30,         Ended June 30,
                                                 ---------------------   ---------------------
                                                    2002        2001       2002          2001
                                                 ---------    --------   ---------    --------


Interest Income                                   $10,778      $11,295    $21,306     $22,945
Interest Expense                                    5,920        7,052     11,749      14,207
                                                  -------      -------    -------     -------
     Net interest income                            4,858        4,243      9,557       8,738
Provision for loan losses                             200          120        350         240
                                                  -------      -------    -------     -------
Net interest income after
    provision for loan losses                       4,658        4,123      9,207       8,498
Other income                                          949          876      1,551       1,308
Other expense                                       4,193        3,598      8,155       7,250
                                                  -------      -------    -------     -------
Income before income taxes                          1,414        1,401      2,603       2,556
Income taxes                                          279          256        476         435
                                                  -------      -------    -------     -------
NET INCOME                                        $ 1,135      $ 1,145    $ 2,127     $ 2,121
                                                  =======      =======    =======     =======
Basic earnings per share                          $  0.19      $  0.17    $  0.35     $  0.32
Diluted earnings per share                        $  0.19      $  0.17    $  0.35     $  0.32
Weighted average shares
    outstanding - basic                         5,914,161    6,541,185  6,015,890   6,546,716
Weighted average shares
    outstanding - diluted                       6,037,151    6,581,352  6,116,971   6,590,439


HEADQUARTERS
------------
Thistle Group Holdings, Co.
6060 Ridge Avenue
Philadelphia, Pennsylvania 19128

RMB BANKING OFFICE LOCATIONS
----------------------------
Main Office: 6060 Ridge Avenue, Philadelphia, PA 19128
Andorra: 8345 Ridge Avenue, Philadelphia, PA 19128
Flourtown: 1459 Bethlehem Pike, Flourtown, PA 19031
Lionville: 50 East Uwchlan Avenue,Lionville, PA 19341
Manayunk: 4370 Main Street, Philadelphia, PA 19127
Media: 119 West State Street, Media, PA 19063
Northern Liberties: 201 Spring Garden St., Philadelphia, PA 19123
Overbrook: 6503 Haverford Ave., Philadelphia, PA 19151
Roxborough: 7568 Ridge Avenue, Philadelphia, PA 19128
West Chester: 33 West Gay Street, West Chester, PA 19382
Westtown: Rt. 3 & Rt. 352, West Chester, PA 19380
Wilmington, DE: 400 Delaware Avenue, Wilmington, DE 19801
Yeadon: 1024 Church Lane, Yeadon, PA 19050

www.RMBgo.com
-------------

STOCK LISTING
-------------
Shares of Thistle Group Holdings, Co.'s common stock are traded on The Nasdaq Stock MarketTM under the symbol THTL.

TRANSFER AGENT AND REGISTRAR
----------------------------
Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016

CONTACTS
--------
Analysts, investors, news media representatives and others seeking financial and general information should contact:
John F. McGill, Jr.,
Chairman and Chief Executive Officer
or Pam Cyr, Director of Investor Relations at (215) 483-3777